Exhibit 21.1

Subsidiaries of FS Credit Real Estate Income Trust, Inc.

Name of Subsidiary	State of Incorporation or Organization
FS CREIT Finance Holdings LLC	Delaware
FS CREIT Finance WF-1 LLC	Delaware
FS CREIT Finance GS-1 LLC	Delaware
FS CREIT Investments LLC	Delaware
FS Investments Rego Park LLC	Delaware
FS Investments SC Industrial LLC	Delaware
FS CREIT Investments HRR LLC	Delaware
FS Investments Las Colinas LLC	Delaware
FS CREIT Finance BB-1 LLC	Delaware
FS CREIT Originator LLC	Delaware
FS CREIT Davis LLC	California
FS CREIT Cottonmill LLC	California
FS CREIT 8378 Melrose LLC	California
FS CREIT 8379 Melrose LLC	California
FS CREIT Rush St. LLC	California
FS CREIT Valencia LLC	California
Oakbrook Plz FS LLC	California
FS CREIT Cerise LLC	California
FS CREIT Consolidated LLC	California
FS CREIT Cousteau LLC	California
FS CREIT Campus 56 LLC	California
FS CREIT 198 Utah, LLC	California
FS Rialto EII LLC	Delaware
FS Rialto QI LLC	Delaware
FS Rialto Sub-REIT LLC	Delaware
FS Rialto 2019-FL1 Holder, LLC	Delaware
FS Rialto 2019-FL1 Issuer, Ltd.	Cayman Islands
FS Rialto 2019-FL1 Co-Issuer, LLC	Delaware